UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2024 (August 29, 2024)

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4175 Cameron St Ste 1

Las Vegas, NV 89103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2024, Richtech Robotics Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors” and, together with the retail purchasers who purchased securities in the Offering pursuant to the Company’s prospectus, dated August 29, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024 (the “Prospectus”), the “Purchasers”). Pursuant to the terms of the Purchase Agreement and the Prospectus, the Company agreed to sell, in a public offering (the “Offering”), (i) an aggregate of 13,242,963 shares (the “Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 2,312,594 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 15,555,557 shares of Common Stock (the “Common Warrants”), at a purchase price per Share and accompanying Common Warrant of $1.35. The Pre-Funded Warrants are exercisable immediately on the date of issuance at an exercise price of $0.00001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants are exercisable immediately on the date of issuance at an exercise price of $1.35 per share and will expire five years from the date of issuance. The Offering closed on September 3, 2024.

Rodman & Renshaw LLC acted as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the Offering. Pursuant to an engagement letter dated June 4, 2024, the Placement Agent received a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering. The Company also paid the Placement Agent certain out-of-pocket expenses, including its legal counsel, in the amount of $80,000 and an additional $15,950 for its clearing expenses. The Placement Agent also received warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of Shares and Pre-Funded Warrants sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price of 125% of the combined offering price per Share and accompanying Common Warrant and have an expiration date of five years from the commencement of sales in the Offering.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses but before paying the Company’s estimated offering expenses, were approximately $19.4 million. The Company intends to use the net proceeds from the Offering for working capital, general corporate purposes, including the further development of its product candidates, and the procurement of inventory, specifically for robotic hardware.

Pursuant to the Purchase Agreement, except for certain exemptions, the Company is prohibited from issuing Common Stock or Common Stock equivalents for ninety days after the closing and from engaging in variable rate transactions (subject to certain exceptions as set forth in the Purchase Agreement) for a period of one year from the closing of the Offering.

The Shares, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, Common Warrants, Placement Agent Warrants were offered and sold by the Company pursuant to the Prospectus, which formed a part of the Company’s registration statement on Form S-1 (File No. 333-281789), filed with the SEC on August 27, 2024 and subsequently declared effective on August 29, 2024, and an additional registration statement on Form S-1MEF filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became automatically effective on August 29, 2024.

The forms of the Purchase Agreement, the Pre-Funded Warrant, the Common Warrant, and the Placement Agent Warrant are filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

As of the date of this report, the Investors have exercised their Pre-Funded Warrants in full, at an exercise price of $0.00001 per share, for an aggregate of 2,312,594 shares of Common Stock. The Company received aggregate gross proceeds of $23.13 in connection with the exercises of the Pre-Funded Warrants.

Item 8.01 Other Events.

On August 29, 2024, the Company issued a press release announcing the pricing of the Offering. On September 3, 2024, the Company issued a press release announcing the closing of the Offering. A copy of each of the press releases is filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated August 29, 2024
99.2	Press Release dated September 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer and Director

Dated: September 5, 2024

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